EXHIBIT 23.4


          CONSENT TO INCLUSION OF INFORMATION IN REGISTRATION STATEMENT
            TO BE FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED



         The undersigned, Roger L. Peirce, hereby acknowledges that he has become a member of the Board of Directors of U.S. Wireless Data, Inc. (the "Company") as of July 22, 1998, and hereby consents to inclusion of information to such effect in Amendment No. 2 to a Registration Statement on Form SB-2 (SEC File No. 333-52625) to be filed by the Company on or about August 3, 1998 with the United States Securities & Exchange Commission under the Securities Act of 1933, as amended (the "Act"), under the captions "Management" and "Security Ownership of Principal Shareholders and Management" as may be required under the Act, and to the filing of this Consent as an Exhibit to the Registration Statement.



                                                          /s/ Roger L. Peirce
                                                          -------------------
                                                          Roger L. Peirce


                                                          July 30, 1998
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                                                          Date